                                                                   EXHIBIT 10.08

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement"), is entered into as of the 9th day of November, 1998, by and among INTERNET CENTURY, INC., a Nevada corporation (the "Company") and BRYAN ROSS ("Ross").

         WHEREAS, the Company desires to employ Ross as provided herein; and,

         WHEREAS, Ross desires to accept such employment,

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. EMPLOYMENT. The Company hereby employs Ross and Ross hereby accepts employment with the Company as its Chief Technical Officer upon the terms and conditions hereinafter set forth.

         2. DUTIES. Ross will serve the Company as its Chief Technical Officer and will faithfully and diligently perform the services and functions relating to such position or otherwise reasonably incident to such position, provided that all such services and functions will be reasonable and within Ross's area of expertise. Ross's specific duties shall include overseeing applications' development and such other duties as the Company may reasonably direct. Ross will, during the term of this Agreement (or any extension thereof), devote his time, attention and skills and best efforts as a full time employee to the promotion of the business of the Company.

         3. TERM. This Agreement and Ross's employment shall commence on the 9th day of November, 1998, (the "Effective Date") and shall continue for a term of two years ("Initial Term") unless terminated earlier in accordance with this Agreement. The term of this Agreement may be extended by agreement of the Company and Ross.

         4. COMPENSATION. As compensation for the services rendered to the Company under this Agreement commencing on the Effective Date hereof, Ross will be paid a base salary of Seventy Five Thousand dollars ($75,000) per year, payable in accordance with the then current payroll policies of the Company or as otherwise agreed to by the parties (the "Salary"). At any time and from time to time, the Salary may be increased if so determined by the Company's board of directors after a review of Ross's performance of his duties hereunder.

         5. TERMINATION. This Agreement will terminate upon the occurrence of any of the following events:

         a.       The death of Ross;

         b.       The "Total Disability" (as hereinafter defined) of Ross;

         c. Written notice to Ross from the Company of termination for "Cause" (as hereinafter defined);

         d. The voluntary termination of this Agreement by Ross upon thirty (30) days prior written notice;


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         e.       The later of two (2) years from the Effective Date of this
                  Agreement or the date to which this Agreement is extended in accordance with Section 3 above; or

         f. Written notice to Ross from the Company for any reason without "Cause".

         For purposes of Section 5b, the term "Total Disability" means physical or mental disability, or both, determined to be (or reasonably expected to be, based upon then available medical information) of not less than twelve (12) months duration or more. The determination shall rest upon the opinion of the physician regularly attending Ross. If the Company disagrees with said physician's opinion, the Company may engage at their own expense a physician to examine the Ross, and Ross hereby consents to such examination and to waive, if applicable any privilege between the physician and Ross that may arise as a result of said examination. If after conferring, the two physicians cannot concur on a final opinion, they shall choose a third consulting physician whose opinion shall control. The expense of the third consulting physician shall be borne equally by the Ross and the Company.

         For purposes of Section 5c, "Cause" means (i) Ross has failed to substantially perform his duties as reasonably determined by any Officer of the Company or the Board of Directors of the Company, (ii) Ross engages in poor performance that is not cured within thirty (30) days after counseling by the Company, (iii) Ross has failed to comply with the reasonable directives and policies of the Board of Directors of the Company or of any Officer of the Company, or (iv) Ross breaches his fiduciary duty to the Company or commits any dishonest, unethical, fraudulent, or felonious act in respect to Ross's duties to the Company.

         6. BENEFITS. Ross shall be entitled to receive any benefits, including health insurance, life insurance, vacation time, etc., which are normal and customary Company benefits for a like position.

         7. LOAN. The Company will loan to Ross up to Thirty Thousand dollars ($30,000) with Fifteen Thousand dollars ($15,000) to be loaned and disbursed on the Effective Date and the remaining Fifteen Thousand ($15,000) to be loaned and disbursed thirty (30) days from the Effective Date. All amounts loaned will be evidenced by a promissory note with interest at 10% per annum and with all principal and accrued but unpaid interest due one (1) year from the Effective Date if not sooner paid. The Company agrees that if Ross has been employed by the Company for six continuous months from the Effective Date, 50% of the principal balance and accrued but unpaid interest shall be forgiven and, if Ross has been employed by the Company for an additional six continuous months for a total of twelve continuous months of employment by the Company, then the remaining principal balance and accrued, but unpaid interest shall be forgiven by the Company and the Note evidencing such loan shall be canceled.

         8. STOCK BONUS. It is acknowledged that during the initial term of this Agreement, the Company may complete an initial public offering of its securities. The Company agrees to reserve 50,000 shares of its Common Stock (the "Shares") for issuance to Ross in accordance with the terms of this Section 8, and, as an inducement for Ross's continued employment by the Company, agrees to issue such Shares to Ross as follows:

                  a. 25,000 shares to be issued six (6) months from the closing of the IPO (the "Initial Issuance Date") so long as Ross has been continually employed by the Company from the Effective Date until the Initial Issuance Date.



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                  b. The remaining 25,000 Shares to be issued one (1) year from the Closing of the IPO (the "Second Issuance Date") so long as Ross has been continually employed by the Company from the Effective Date until the Second Issuance Date.

         Prior to the issuance of the Shares, Ross shall execute a Subscription Agreement and Letter of Investment Intent substantially the form as set forth in Exhibit A attached hereto and made a part hereof.

         9. NON-COMPETITION AND CONFIDENTIALITY.

         a. Non-Competition. Ross agrees that during the term of this Agreement, Ross will not (1) enter into any agreement with or directly or indirectly solicit or attempt to solicit any employee or other representatives of the Company (the "Company") for the purpose of causing them to leave the Company to take employment with any other business entity, or (2) compete, directly or indirectly, with the Company in any way and that Ross will not act as an officer, director, employee, consultant, shareholder, lender or agent of any entity engaged in any business of the same nature as, or in competition with, the business in which the Company is now engaged except for the ownership of less than five percent (5%) of the outstanding capital stock of a publicly traded company. Restrictions regarding competition by Ross shall only apply to competing businesses or entities that operate in the continental United States.

         b.  Confidentiality.

                  (1) Ross acknowledges that in Ross's employment hereunder, Ross will be making use of, acquiring and adding to the Company's trade secrets and its confidential and proprietary information of a special and unique nature and value relating to such matters as, but not limited to, the Company's business operations, internal structure, financial affairs, programs, software systems, procedures, manuals, confidential reports, lists of clients and prospective clients and sales and marketing methods, as well as the amount, nature and type of services, equipment and methods used and preferred by the Company's clients and the fees paid by such clients, all of which shall be deemed to be confidential information. Ross acknowledges that such confidential information has been and will continue to be of central importance to the business of the Company and that disclosure of it to or its use by others could cause substantial loss to the Company. In consideration of employment by the Company, Ross agrees that during the Initial Term and any renewal term of this Agreement and upon and after leaving the employ of the Company for any reason whatsoever, Ross shall not, for any purpose whatsoever, directly or indirectly, divulge or disclose to any person or entity any of such confidential information which was obtained by Ross as a result of the Ross's employment with the Company or any trade secrets of the Company, but shall hold all of the same confidential and inviolate.

                  (2) All contracts, agreements, financial books, records, instruments and documents; client lists; memoranda; data; reports; programs; software, tapes; Rolodexes; telephone and address books; letters; research; card decks; listings; programming; and any other instruments, records or documents relating or pertaining to clients serviced by the Company or Ross, the services rendered by Ross, or the business of the Company (collectively, the "Records") shall at all times be and remain the property of the Company. Upon termination of this Agreement and Ross's employment under this Agreement for any reason whatsoever, Ross shall return to the Company all Records (whether furnished by the Company or prepared by Ross, and Ross shall neither make nor retain any copies of any of such Records after such termination.



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                  (3) All inventions and other creations, whether or not
patentable or copyrightable, and all ideas, reports and other creative works, including, without limitation, computer programs, manuals and related materials, made or conceived in whole or in part by Ross while employed by the Company and within one year thereafter, which relate in any manner whatsoever to the business, existing or proposed, of the Company or any other business or research or development effort in which the Company or any of its subsidiaries or affiliates engages during Ross's employment by the Company will be disclosed promptly by Ross to the Company and shall be the sole and exclusive property of the Company. All copyrightable works created by Ross and covered by this Section 9b(3) shall be deemed to be works for hire. Ross shall cooperate with the Company in patenting or copyrighting all such inventions, ideas, reports and other creative works, shall execute, acknowledge, seal and deliver all documents tendered by the Company to evidence its ownership thereof through the world, and shall cooperate with the Company obtaining, defending and enforcing its rights therein.

         c. Enforceability. In the event of the breach of the covenants contained in this Section 9, it is understood that damages will be difficult to ascertain and the Company may petition a court of law or equity for injunctive relief in addition to any other relief which the Company may have under the law, this Agreement or any other agreement executed in connection herewith. In connection with the bringing of any legal or equitable action for the enforcement of this Agreement, the Company shall be entitled to recover, whether the Company seeks equitable relief, and regardless of what relief is afforded, such reasonable attorneys' fees and expenses as the Company may incur in prosecution of the Company's claim for breach hereof.

         It is hereby agreed that the provisions of this Section 9 are separate and independent from the other provisions of this Agreement, that these provisions are specifically enforceable by the Company notwithstanding any claim by Ross that the Company has violated or breached this Agreement or any claim that Ross is entitled to any offset or compensation.

         To induce the Company to enter into this Agreement, Ross represents and warrants to the Company that Section 9 of this Agreement is enforceable by the Company in accordance with its terms.

         10. WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by any party.

         11. NOTICES. Any notices, consents, demands, request, approvals and other communications to be given under this Agreement by either party to the other will be deemed to have been duly given if given in writing and personally delivered, faxed or if sent by mail, registered or certified, postage prepaid with return receipt requested, as follows:

         If to the Company:                Internet Century, Inc.
                                           One Arizona Center
                                           400 East Van Buren, Suite 545
                                           Phoenix, AZ 85004

         If to Ross:                       Bryan Ross
                                           1515 S. Extension #1088
                                           Mesa, AZ 85210



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Notices delivered personally will be deemed communicated as of actual receipt, notices by fax shall be deemed delivered when such notices are faxed to recipient's fax number and notices by mail shall be deemed delivered when mailed.

         12. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understanding, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         13. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically, as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         14. GOVERNING LAW. To the extent permitted by applicable law, this Agreement and the rights and obligations of the parties will be governed by and construed and enforced exclusively in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Arizona and the State of Arizona shall have exclusive jurisdiction regarding any legal actions relating to this Agreement.

         15. CAPTIONS. The captions in this Agreement are for convenience of reference only and will not limit or otherwise affect any of the terms or provisions hereof.

         16. GENDER AND NUMBER. When the context requires, the gender of all words used herein will include the masculine, feminine and neuter, and the number of all words will include the singular and plural.

         17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                             THE COMPANY:
                             INTERNET CENTURY, INC., a Nevada corporation



                             By:  /s/ Michael D. Silberman
                                  ----------------------------------------------
                                  Michael D. Silberman, Chief Financial Officer


                             ROSS:

                                  /s/ Bryan Ross
                                  ----------------------------------------------
                                  Bryan Ross




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
                        AMENDMENT OF EMPLOYMENT AGREEMENT


         This Amendment of Employment Agreement is entered into as of the 17th day of February, 1999, by and between quepasa.com, inc., a Nevada corporation (the "Employer"), and Bryan Ross (the "Employee").

                             Explanatory Statements


         A. Employer and Employee entered into an Employment Agreement dated as of November 9, 1998 (the "Employment Agreement") whereby the Employer employed the Employee.

         B. The Employer and Employee desire to amend and modify certain terms and conditions of the Employment Agreement.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employment Agreement is hereby amended and modified as follows:

         1. Section numbered 8, "Stock Bonus" is deleted in its entirety and a new Section numbered 8 is inserted in its place to read as follows:

                  "8. STOCK OPTIONS. Specifically subject to Section 8a and 8b below and Section 10c Ross shall be granted options to purchase 150,000 shares of the Company's Common Stock (the "Shares") exercisable at $8.00 per share to vest and be exercisable immediately and otherwise in accordance with the Company's 1998 Stock Option Plan and in accordance with the following and Section 10c below:

                  (a) If Ross' employment is terminated for any reason other than "for Cause" as defined herein, then the unexercised options shall be exercisable for a period of either (i) forty-five (45) days from the termination of Ross' employment or (ii) the end of the initial term of this Agreement or any extension thereof; whichever period is later.

                  (b) If Ross' employment by the Company is terminated "for Cause" as defined in this Agreement, then all unexercised options granted to Ross shall immediately terminate and not be exercisable upon notice of Ross' termination of employment "for Cause."

                  Ross acknowledges that the Company is in the process of completing an initial public offering ("IPO") of its securities and that as part of the IPO, Ross may be required to lock up the Shares for a period of six months from the effective date of the IPO. Accordingly, Ross agrees the Shares will be subject to any lock up agreement required in regard to the IPO and will execute any agreement to evidence such lock up of Shares."

         2. Section numbered 9, Subsection a "Non-competition" is hereby amended to read as follows:

                  "a. Non-Competition. The Company and Ross acknowledge and agree that Ross' services are of a special and unusual character which have a unique value to the Company, the loss of which cannot be adequately compensated by damages in an action at law and if used in competition with the Company, could cause serious harm to the Company. Accordingly, Ross agrees that during the term of this Agreement and for a period of two
         (2) years after the termination of this employment by the Company, irrespective of the reason for such termination, Ross will not (1) enter into any agreement with or directly or indirectly solicit or attempt to solicit any employee or other representatives of the Company (the "Company") for the purpose of causing them to leave the Company to take employment with any other business entity, or (2) compete, directly or indirectly, with the Company in any way and that Ross will not act as an officer, director, employee, consultant, shareholder, lender or agent of any entity engaged in any business of the same nature as, or in competition with, the business in which the Company is now engaged, was engaged during Ross' employment or is engaged at the time of Ross' termination of employment, except for the ownership of less than five percent (5%) of the outstanding capital stock of a publicly traded company."

         3. Section numbered 9, "NON-COMPETITION AND CONFIDENTIALITY" is hereby amended by the addition of a new subsection c to read as follows:

                  "c. Certain Claims Upon Termination. Ross understands that if within one year prior to the termination of Ross employment with the Company, Ross has either (i) committed an act of theft, dishonesty, gross dereliction of duty, fraud, embezzlement, misappropriation, or breach of fiduciary duty against the Company or any other act of comparable misconduct against the Company; or (ii) breached any of his obligations under this Agreement, then the Company shall have the right to purchase any or all shares of Common Stock of the Company owned by Ross at the time of such termination for a purchase price equal to the amount that Ross paid for such shares, together with interest thereon at a rate of ten percent (10%) per annum. If the Company desires to exercise such right, it shall notify Ross within 60 days after the date of such termination and Ross shall tender the shares being purchased by the Company at the time and place designated in such notice from the Company upon receipt of the purchase price for such shares. If Ross fails to tender such shares, the shares shall be deemed to be canceled as of the date the Company tenders payment of the purchase price thereof."

         4. Section numbered 9, Subsection c "Enforceability " is hereby amended to be Section numbered 9, Subsection d and is amended by the addition of the following at the end of such Subsection:

                  "The parties hereto agree that to the extent that any provision or portion of Section 9 of this Agreement shall be held, found or deemed to be unreasonable, unlawful or unenforceable by a court of competent jurisdiction, then any such provision or portion thereof shall be deemed to be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law; and the parties hereto do further agree that any court of competent jurisdiction shall, and the parties hereto do hereby expressly authorize, request and empower any court of competent jurisdiction to, enforce any such provision or portion thereof or to modify any such provision or portion thereof in order that any such provision or portion thereof shall be enforced by such court to the fullest extent permitted by applicable law."

         5. Section numbered 11, "NOTICES" is amended by changing the notification address of the Company to read as follows:

                  "If to the Company:       quepasa.com, inc.
                                            One Arizona Center
                                            400 E. Van Buren, Suite 400
                                            Phoenix, AZ 85004"

         6. Any and all other terms and conditions of the Employment Agreement not amended or modified herein shall remain the same and in full force and effect.

                                  Employer:
                                  QUEPASA.COM, INC.



                                  By: /s/ Jeffrey Peterson
                                      ------------------------------------------
                                      Jeffrey Peterson, Chief Executive Officer


                                  Employee:


                                      /s/ Bryan Ross
                                      ------------------------------------------
                                      Bryan Ross





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